Exhibit 10.1

EXECUTION VERSION

Additional Credit Extension Amendment

This Additional Credit Extension Amendment is dated as of March 4, 2016 (this “Amendment”) by and among each of the financial institutions set forth on Schedule II annexed hereto (each an “Additional Lender” and collectively the “Additional Lenders”), each Series F Converting Lender (as defined below), Select Medical Corporation, a Delaware corporation (the “Borrower”), Select Medical Holdings Corporation, a Delaware corporation (“Holdings’), the other Loan Parties party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of June 1, 2011 and as amended by Amendment No. 1 dated as of August 8, 2012, the Additional Credit Extension Amendment dated as of August 13, 2012, Amendment No. 2 dated as of November 6, 2012, Amendment No. 3 dated as of February 15, 2013, the Additional Credit Extension Amendment dated as of February 20, 2013, Amendment No. 4 dated as of June 3, 2013, Amendment No. 5 dated as of March 4, 2014, the Additional Credit Extension Amendment (Incremental Revolver) dated as of October 23, 2014, the Additional Credit Extension Amendment (Revolver Extension) dated as of October 23, 2014, the Additional Credit Extension Amendment dated as of May 20, 2015 and Amendment No. 6 dated as of December 11, 2015, as amended, supplemented and in effect from time to time (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement), among SELECT MEDICAL HOLDINGS CORPORATION (“Holdings”), SELECT MEDICAL CORPORATION (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent” and the “Collateral Agent,” respectively), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and GOLDMAN SACHS BANK USA, as Co-Syndication Agents, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and the several banks and other financial institutions from time to time party thereto as lenders (the “Lenders”).

WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may obtain Incremental Revolving Commitments and/or Incremental Term Loans by entering into one or more Additional Credit Extension Amendments with Additional Lenders.

WHEREAS, each Series D Tranche B Term Loan Lender that has executed a counterpart of this Amendment in its capacity as such (each, a “Series F Converting Lender” and, together with the Additional Lenders party to this Amendment, the “Series F Lenders”), hereby agrees to have up to the entire aggregate principal amount of its Series D Tranche B Term Loans (as to such Series F Converting Lender, its “Converted Series D Tranche B Term Loans”) converted to Series F Tranche B Term Loans, on the terms and subject to the conditions set forth below.

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Credit Agreement may, without the consent of any other Lenders, be amended as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.20 of the Credit Agreement.

WHEREAS, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets(1) have agreed to act as joint lead

(1)  RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

arrangers (in such capacities, the “Incremental Facility Lead Arrangers”) and as joint lead bookrunners in connection with the Incremental Term Loans made pursuant to this Amendment (the “Series F Tranche B Term Loans”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE.  Agreements of Series F Lenders.

(a)                                 Each Series F Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and each other Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent or such other Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(b) Each (x) Additional Lender hereby commits to provide its respective Series F Tranche B Term Loans as set forth on Schedule II annexed hereto and (y) each Converted Series D Tranche B Term Loan of each Series F Converting Lender shall be converted into a Series F Tranche B Term Loan of such Lender effective as of the Amendment Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Series D Tranche B Term Loan immediately prior to such conversion, in each case on the terms and subject to the conditions set forth below:

(i)                                     Applicable Rate.  The Applicable Rate for each Series F Tranche B Term Loan shall be, as of any date of determination, 5.00% per annum for Eurodollar Loans and 4.00% per annum for ABR Loans.  To the extent the LIBO Rate for any Interest Period for the Series F Tranche B Term Loans would be less than 1.00%, then the LIBO Rate for the Series F Tranche B Term Loans for such Interest Period shall instead be 1.00%.  For the avoidance of doubt, pursuant to Section 2.20(c) of the Credit Agreement, the Applicable Rate for the Series E Tranche B Term Loans shall be 5.00% per annum for Eurodollar Loans and 4.00% per annum for ABR Loans from and after the Amendment Effective Date.

(ii)                                  Maturity Date.  The maturity date for the Series F Tranche B Term Loans is March 3, 2021 (the “Series F Tranche B Maturity Date”).

(iii)                               Principal Payments.  Borrower shall make principal payments on the Series F Tranche B Term Loans in installments on the dates and in the amounts equal to the percentage set forth below of an amount equal to the aggregate principal amount of the Series F Tranche B Term Loans outstanding as of the date hereof:

Amortization Date	Series F Tranche B Term Loan Installments
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%
September 30, 2020	0.25%
December 31, 2020	0.25%
Series F Tranche B Maturity Date	Remaining Balance

(iv)                              Voluntary and Mandatory Prepayments.  Any prepayment of a Series F Tranche B Term Loan Borrowing pursuant to clause (c) or (d) of Section 2.11 of the Credit Agreement shall be applied (i) first, to reduce, in the direct order of maturity, the scheduled repayments of the Series F Tranche B Term Loan Borrowings to be made pursuant to Section 2 of this Amendment on the four consecutive scheduled payment dates next following the date of such prepayment unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder; and (ii) second, to reduce ratably the remaining scheduled repayments of the Series F Tranche B Term Loan Borrowings.  Any prepayment of a Series F Tranche B Term Loan Borrowing pursuant to Section 2.11(a) of the Credit Agreement shall be applied to reduce scheduled repayment amounts of the Series F Tranche B Term Loans as directed by the Borrower.

(v)                                 Closing Payment.  Pursuant to the Second Amended and Restated Fee Letter, dated February 17, 2016 (the “Fee Letter”) by and among the Borrower and the Incremental Facility Lead Arrangers and without duplication of any amounts owed by the Borrower therein, the Borrower agrees to pay on the date hereof to Administrative Agent, for the account of each Series F Lender, compensation (x) for the funding of such Series F Lender’s Series F Tranche B Term Loans and (y) in respect of such Series F Lender’s Converted Series D Tranche B Term Loans, a closing payment in an amount equal to 2.00% of the aggregate principal amount of such Series F Lender’s Series F Tranche B Term Loans funded as of the date hereof and such Series F Lender’s Converted Series D Tranche B Term Loans, respectively (collectively, the “Closing Payment”).

(vi)                              Prepayment Premium.  All prepayments of the Series F Tranche B Term Loans effected on or prior to March 4, 2017 with the proceeds of a substantially concurrent issuance or incurrence of new Term Loans (including with the proceeds of Refinancing Term Loans or Replacement Term Loans and excluding a refinancing of all the facilities outstanding under the Credit Agreement in connection with another transaction not permitted by the Credit Agreement

(as determined prior to giving effect to any amendment or waiver of the Credit Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayments if the Yield applicable to such new term loans is less than the Yield applicable to the Series F Tranche B Term Loans on the Amendment Effective Date.

(vii)                           Proposed Borrowing. In accordance with Section 2.20 of the Credit Agreement, Borrower has previously delivered to Administrative Agent an executed Borrowing Request for Series F Tranche B Term Loans, requesting a proposed borrowing in the principal amount, which shall include an amount in respect of the aggregate principal amount of the Converted Series D Tranche B Term Loans, of $625,000,000 (the “Proposed Borrowing”) on the Amendment Effective Date.

(viii)                        Financial Covenants.

(A)                               Leverage Ratio. Same as set forth in Section 6.13 of the Credit Agreement, except that the Leverage Ratio shall be set at 5.75 to 1.00 for each fiscal quarter commencing on June 30, 2018 through the Series F Tranche B Term Loan Maturity Date.

(B)                               Maximum Capital Expenditures. Same as set forth in 6.14 of the Credit Agreement, except that the maximum Capital Expenditures level shall be set at $125.0 million per annum commencing in fiscal year 2019 through the Series F Tranche B Term Loan Maturity Date.

(ix)                              New Lenders.  Each Additional Lender (other than any Additional Lender that, immediately prior to the execution of this Amendment, is a “Lender” under the Credit Agreement) acknowledges and agrees that upon its execution of this Amendment that such Additional Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(x)                                 Credit Agreement Governs.  Except as specifically set forth in this Amendment, the terms and conditions of the Series F Tranche B Term Loans shall be identical to the terms of the outstanding Series E Term B Loans under the Credit Agreement and the other Loan Documents, as in effect on the Amendment Effective Date.  For the avoidance of doubt, the Series F Tranche B Term Loans shall constitute “Loans” for all purposes of the Credit Agreement and the other Loan Documents.  For the avoidance of doubt, Section 1(b)(vi) of this Amendment shall supersede Section 2.12(c) of the Credit Agreement with respect to Series F Tranche B Term Loans.

(xi)                              Application of Proceeds. The proceeds of the Series F Tranche B Term Loans will be used solely (i) to directly or indirectly acquire (the “PAH Acquisition”) Physiotherapy Associates Holdings Inc. (the “Target”) pursuant to that certain agreement and plan of merger, dated as of January 22, 2016, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of March 4, 2016 (the “PAH Acquisition Agreement”), by and among the Borrower, the Target, Grip Merger Sub, Inc. and the holder representative party thereto, (ii) for the payment in full of substantially all third party indebtedness of the Target (excluding any indebtedness permitted to be incurred or outstanding under the PAH Acquisition Agreement, or as otherwise agreed between the Borrower and the Lead Arrangers) outstanding as of the Amendment Effective Date, including (a) that certain Credit Agreement, dated June 4, 2014, as amended, among Target, the other credit parties thereto, General Electric Capital Corporation, the lenders party thereto and GE Capital Markets, Inc. and NXT Capital, LLC, (b) that Second Lien Credit Agreement, dated June 4, 2014, as amended, among Target, the other credit parties thereto, General Electric Capital Corporation, the lenders party thereto and GE Capital Markets, Inc., (c) that certain Letter Agreement, dated July 24, 2015, between HSBC Bank USA, National Association and Target and (d) that certain HSBC Terms of Business for Swaps, dated as of July 15, 2015, by and between HSBC Bank USA, National Association and Target (collectively, the “Existing Indebtedness”) (the actions described in this subclause (ii), the “PAH Refinancing”), (iii) to pay fees and expenses incurred in connection with the PAH Acquisition, the PAH Refinancing and this Amendment (collectively, the “PAH Transactions”) and (iv) to refinance in full the outstanding Series D Tranche B Term Loans (other than the Converted Series D Tranche B Term Loans) and to pay fees and expenses in connection with the foregoing.

SECTION TWO.      Conditions to Effectiveness.  This Amendment shall become effective on March 4, 2016 (the “Amendment Effective Date”) when, and only when, the following conditions have been satisfied (or waived), subject to the last paragraph of this Section 2:

(a)                                 this Amendment shall have been executed and delivered by the Borrower, Holdings, the other Loan Parties, each Additional Lender party hereto, each Series F Converting Lender party hereto and the Administrative Agent;

(b)                                 the Administrative Agent shall have received copies of the resolutions of the board of directors (or authorized committee thereof) of (x) Holdings, (y) the Borrower and (z) each Subsidiary Loan Party (including, for the avoidance of doubt, the Merger Sub and, immediately following the PAH Acquisition, any Subsidiary acquired in the PAH Acquisition that is required by the Loan Documents to become a Subsidiary Loan Party (collectively, the “PAH Loan Parties”)) approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by the corporate secretary or an assistant secretary thereof as being in full force and effect without modification or amendment;

(c)                                  the Administrative Agent shall have received legal opinions dated the Amendment Effective Date from Dechert LLP and Clark Hill PLC, each in form and substance reasonably satisfactory to the Arrangers and the Administrative Agent;

(d)                                 the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof (both before and after giving effect to the effectiveness of this Amendment) with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that the solvency representation will be deemed to have been made on the Amendment Effective Date after giving effect to the effectiveness of this Amendment);

(e)                                  the representations and warranties made by or with respect to the Target and its subsidiaries, as are material to the interests of the Lenders, in the PAH Acquisition Agreement shall be true and correct in all material respects, except to the extent the failure of such representations and warranties to be true and correct in all material respects would not give the Borrower (or its applicable affiliate) the right, pursuant to the PAH Acquisition Agreement, to terminate its obligations under the PAH Acquisition Agreement to consummate the PAH Acquisition (or the right not to consummate the PAH Acquisition pursuant to the PAH Acquisition Agreement);

(f)                                   to the extent not previously delivered, each Series F Lender and the Administrative Agent shall have received at least 3 business days prior to the date hereof all documentation and other information about the Borrower and the Subsidiary Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested in writing at least 10 business days prior to the date hereof;

(g)                                  immediately prior to and after giving effect to the effectiveness of this Amendment, no Default has occurred or is continuing or shall result from the effectiveness of this Amendment;

(h)                                 immediately prior to and on a Pro Forma Basis after giving effect to the effectiveness of this Amendment and the PAH Transactions, (A) the Borrower is in compliance with the Financial Performance Covenant recomputed as of the last day of the most recently ended fiscal quarter for which financial statements of the Borrower are available and (B) the Secured Leverage Ratio of the Borrower is less than or equal to 3.50 to 1.00 as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement;

(i)                                     to the extent not previously delivered, (i) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance, if applicable, duly executed by the Borrower and each Loan Party relating thereto) and (ii) the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.07 of the Credit Agreement including, without limitation, flood insurance policies (to the extent required in order to comply with applicable law) and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent;

(j)                                    (i) since November 30, 2015, the Target has not suffered a Material Adverse Effect (as defined in, and interpreted pursuant to, the PAH Acquisition Agreement as in effect January 22, 2016) (a “Company Material Adverse Effect”) and (ii) since the date of the PAH Acquisition Agreement, there shall not have occurred a Company Material Adverse Effect, or any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts that would reasonably be expected to have a Company Material Adverse Effect;

(k)                                 (i) the PAH Acquisition shall have been consummated, or shall be consummated substantially concurrently with the Proposed Borrowing in accordance with the PAH Acquisition Agreement and (ii) the PAH Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect by the Borrower or its subsidiaries in a manner materially adverse to the Incremental Facility Lead Arrangers (in their capacity as such) without the consent of the Incremental Facility Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed based on the interests of the Incremental Facility Lead Arrangers (in their capacities as such); provided that (a) any amendment, waiver or consent that results in a reduction in the amount of consideration required to consummate the PAH Acquisition shall be deemed not to be materially adverse to the Incremental Facility Lead Arrangers to the extent that any such reduction is applied ratably to reduce the amount of commitments in respect of the Series F Tranche B Term Loans, (b) the granting of any consent under the PAH Acquisition Agreement that is not materially adverse to the interests of the Additional

Lenders or the Additional Lenders shall not otherwise constitute an amendment or waiver and (c) any change to the definition of “Company Material Adverse Effect” in the PAH Acquisition Agreement shall be deemed materially adverse to the Incremental Facility Lead Arrangers;

(l)                                     the PAH Refinancing shall have been consummated, or shall be consummated substantially concurrently with the Proposed Borrowing and all liens, guarantees and security interests granted in respect of the Existing Indebtedness shall have been discharged, and the terms and conditions of such discharge shall be satisfactory to the Administrative Agent. The Administrative Agent shall have received payoff and release letters with respect to the Existing Indebtedness (other than such Existing Indebtedness referred to in clause (c) and (d) of the definition thereof) in form and substance reasonably satisfactory to the Administrative Agent;

(m)                             the Administrative Agent shall have received the (i) consolidated balance sheets and related statements of operations and comprehensive income, redeemable non-controlling interest and invested equity and cash flows of the Target and its consolidated subsidiaries for the fiscal years ended December 31, 2013 and December 31, 2014 and for each subsequent fiscal year ended at least 90 days prior to the Amendment Effective Date and (ii) (A) prior to February 14, 2016, the unaudited combined balance sheets and related consolidated statements of operations and cash flows of the Target and its consolidated subsidiaries for the eleven (11) month period ended November 30, 2015 and (B) the unaudited combined balance sheets and related consolidated statements of operations and cash flows of the Target and its consolidated subsidiaries for each fiscal quarter subsequent to the fiscal year ended December 31, 2015 and ended at least 60 days prior to the Amendment Effective Date (it being understood that the Administrative Agent acknowledges that it has received the financial statements for the fiscal years ended December 31, 2013 and December 31, 2014 required by clause (i) of the previous sentence and the unaudited combined balance sheets and related consolidated statements of operations and cash flows of the Target and its consolidated subsidiaries for the eleven (11) month period ended November 30, 2015 required by subclause (ii)(A) of the previous sentence);

(n)                                 the Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Borrower’s fiscal year) prior to the Amendment Effective Date, prepared after giving effect to this Amendment, the PAH Acquisition and the PAH Refinancing as if the PAH Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being understood that the Administrative Agent acknowledges that it has received the pro forma financial information that is required by the previous sentence with respect to the financial information that has been provided as of February 17, 2016);

(o)                                 the Administrative Agent shall have received a Borrowing Request in respect of the Series F Tranche B Term Loans as required by Section 2.03 of the Credit Agreement;

(p)                                 (i) the Administrative Agent shall have received all fees payable thereto or to any Incremental Facility Lead Arranger on or prior to the Amendment Effective Date and, to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder, in each case under the Fee Letter or under any Loan Document on or prior to the Amendment Effective Date and (ii) the Borrower shall have paid to the

Administrative Agent for the account of each Incremental Facility Lead Arranger the Closing Payment;

(q)                                 the Administrative Agent shall have received the results of searches of the Uniform Commercial Code filings (or equivalent filings), United States Patent and Trademark Office and United States Copyright Office, and bankruptcy, judgment and tax lien searches, made with respect to the Target and any other PAH Loan Party in the states (or other jurisdictions) of formation of such Person, together with copies of the financing statements, lien notices (or similar documents) disclosed by such search;

(r)                                    the Collateral and Guarantee Requirement shall have been, or the Administrative Agent shall be reasonably satisfied shall be substantially concurrently, satisfied with respect to the Merger Sub and any PAH Loan Party; provided that all requirements with respect to real property encumbered by a Mortgage shall be delivered following the Amendment Effective Date pursuant to Section 3 of this Amendment;

(s)                                   the Administrative Agent shall have received a duly executed certificate of an appropriate officer of each of Merger Sub and, immediately following the PAH Acquisition, any PAH Loan Party, certifying (i) that the copies of such Loan Party’s organizational documents are in full force and effect as of the Amendment Effective Date without modification or amendment since such original delivery, (ii) that the copies of such Loan Party’s resolutions approving the PAH Transactions and authorizing the execution and delivery of all documents related thereto and (iii) as to incumbency certificates identifying the officers of such Loan Party that are authorized to execute the Amendment and to execute and act on such Loan Party in connection with the Amendment;

(t)                                    the Administrative Agent shall have received certificates of good standing or the equivalent (if any) for the Borrower, Holdings and the PAH Loan Parties from their respective jurisdiction of organization or formation, in each case certified as of a recent date by the appropriate Governmental Authority;

(u)                                 the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower with respect to the solvency of the Borrower and its Restricted Subsidiaries (on a consolidated basis) after giving effect to the PAH Transactions; and

(w)                               the Administrative Agent shall have received a certificate, dated the Amendment Effective Date, signed by an authorized officer of the Borrower and certifying compliance with (i) clauses (d), (g), (h) and (k) of this Section 2 of this Amendment and (ii) to the knowledge of such certifying authorized officer, clauses (e) and (j) of this Section 2 of this Amendment.

Notwithstanding anything to the contrary herein, the terms of this Amendment and the closing deliverables described above shall be in a form such that they do not impair the initial funding of the Series F Tranche B Term Loans on the Amendment Effective Date if the conditions expressly set forth above are satisfied (or waived) (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided (other than a security interest that can be created by the execution and delivery of a security agreement) and/or perfected (other than (A) a lien on Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code (“UCC”) or (B) a pledge of the equity interests of the Target and its material wholly owned U.S. restricted subsidiaries (solely to the extent required in the Credit Agreement) with respect to which a lien may be perfected upon closing by the delivery of a stock or equivalent certificate) to the extent required under the Credit Agreement on the Amendment Effective Date after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the initial funding of the Series F Tranche B Term Loans on the Amendment Effective Date, but shall be required to be provided and/or perfected within 90 days after the Amendment Effective Date (subject to extensions by the Administrative Agent)).

SECTION THREE.                                        Post-Closing Covenant.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Loan Document, Borrower hereby agrees with the Administrative Agent to deliver, on or before the date that is 120 days after the Amendment Effective Date (or such longer period of time as may be agreed by the Administrative Agent in its sole discretion), with respect to each Mortgaged Property:

(a)                                 an amendment to each existing Mortgage (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent and otherwise approved by the applicable local counsel for filing in the appropriate jurisdiction;

(b)                                 with respect to each Mortgage Amendment (other than those Mortgage Amendments relating to Mortgaged Property located in New Jersey and Ohio), a datedown endorsement to each existing mortgage title policy (if such endorsement is not available in the jurisdiction, a title search and modification endorsement in lieu thereof) (each, a “Datedown Endorsement,” collectively, the “Datedown Endorsements”) relating to the Mortgaged Property subject to such Mortgage insuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties and that there are no Liens of record in violation of the provisions of the Loan Documents, and such Datedown Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

(c)                                  with respect to each Mortgage Amendment relating to Mortgaged Property located in New Jersey and Ohio, (i) title searches in form and substance reasonably acceptable to the Administrative Agent, conducted by a title insurance company reasonably acceptable to the Administrative Agent, which reflect that there are no Liens of record in violation of the provisions of the Loan Documents and (ii) opinions addressed to the Administrative Agent and the Collateral Agent for its benefit and for the benefit of the Secured Parties of (A) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages, as amended by such Mortgage Amendments, and other matters customarily included in such opinions and (ii) counsel for the Borrower regarding due authorization, execution and delivery of such Mortgage Amendments, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION FOUR.  Representations and Warranties.  In order to induce each Series F Lender and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to each Series F Lender and the Administrative Agent that, after giving effect to this Amendment, and both before and after giving effect to the transactions contemplated by this Amendment:

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the entry into this Amendment by (x) Holdings, (y) the Borrower and (z) each other Loan Party (including, for the avoidance of doubt, the Merger Sub and, immediately following the PAH Acquisition, any PAH Loan Party) has been duly authorized by all necessary corporate or other action of each such entity; and

(c)                                  each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, in all material respects as of such specific date).

SECTION FIVE.  Reference to and Effect on the Loan Documents.  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION SIX.  Reaffirmation.  Each Loan Party (other than the PAH Loan Parties) (x) hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (y) by its signature below, hereby affirms and confirms (a) its obligations under each of the Loan Documents to which it is a party, and (b) the pledge of and/or grant of a security interest in its assets which are Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant shall continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents and (z) acknowledges and agrees that each of the Loan Documents in existence as of the date hereof shall be henceforth read and construed in accordance with and so as to give full force and effect to the ratifications, confirmations, acknowledgements and agreements made herein.

SECTION SEVEN.  Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION EIGHT.  Certain U.S. Federal Income Tax Matters.  The Borrower, the Administrative Agent and the Lenders agree that the Series F Tranche B Term Loans shall be treated in their entirety as one fungible tranche for U.S. federal income tax purposes (i.e., the Series F Tranche B Term Loans received upon conversion of the Converted Series D Tranche B Term Loans shall be fungible for U.S. federal income tax purposes with the Series F Tranche B Term Loans made by the Additional Lender pursuant to their commitments to provide their respective Series F Tranche B Term Loans as set forth on Schedule II annexed hereto).  For purposes of FATCA, from and after the effective date of this

Amendment, the Borrower and the Administrative Agent shall continue to treat (and the Series F Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and the Loans (including the Series F Tranche B Term Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

SECTION NINE.  Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION TEN.  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

SELECT MEDICAL CORPORATION,
as the Borrower

By:	/s/ Scott A. Romberger
Name: Scott A. Romberger
Title: Senior Vice President, Chief Accounting Officer and Controller

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Scott A. Romberger
Name: Scott A. Romberger
Title: Senior Vice President, Chief Accounting Officer and Controller

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

By:	/s/ Scott A. Romberger
Name: Scott A. Romberger
Title: Vice President and Assistant Treasurer; President; and Senior Vice President, Chief Accounting Officer and Controller; as applicable

[Select - Additional Credit Extension Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as Additional Lender

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

[Select - Additional Credit Extension Amendment]

SCHEDULE I
TO ADDITIONAL CREDIT EXTENSION AMENDMENT

SUBSIDIARY LOAN PARTIES

1.                                      Advantage Rehabilitation Clinics, Inc.

2.                                      Argosy Health, LLC

3.                                      Baseline Rehabilitation, Inc.

4.                                      C.E.R. - West, Inc.

5.                                      Community Rehab Centers of Massachusetts, Inc.

6.                                      CRI ES, Inc.

7.                                      Crowley Physical Therapy Clinic, Inc.

8.                                      Dade Prosthetics & Orthotics, Inc.

9.                                      Douglas Avery & Associates, Ltd.

10.                               Eagle Rehab Corporation

11.                               Fine, Bryant & Wah, Inc.

12.                               Georgia Physical Therapy, Inc.

13.                               GH General - San Antonio, LLC

14.                               GP Therapy, L.L.C.

15.                               GR General - Scottsdale, LLC

16.                               Great Lakes Specialty Hospital — Hackley, LLC

17.                               Great Lakes Specialty Hospital — Oak, LLC

18.                               GRSH ES, Inc.

19.                               Gulf Breeze Physical Therapy, Inc.

20.                               Hospital Holdings Corporation

21.                               Indianapolis Physical Therapy and Sports Medicine, Inc.

22.                               Intensiva HealthCare Corporation

23.                               Intensiva Hospital of Greater St. Louis, Inc.

24.                               Johnson Physical Therapy, Inc.

25.                               Joyner Sportsmedicine Institute, Inc.

26.                               Kentucky Rehabilitation Services, Inc.

27.                               Kessler Institute for Rehabilitation, Inc.

28.                               Kessler Orthotic & Prosthetic Services, Inc.

29.                               Kessler Professional Services, LLC

30.                               Kessler Rehab Centers, Inc.

31.                               Kessler Rehabilitation Corporation

32.                               Kessler Rehabilitation Services, Inc.

33.                               Madison Rehabilitation Center, Inc.

34.                               Metro Rehabilitation Services, Inc.

35.                               Metro Therapy, Inc.

36.                               New England Rehabilitation Center of Southern New Hampshire, Inc.

37.                               NovaCare Occupational Health Services, Inc.

38.                               NovaCare Outpatient Rehabilitation East, Inc.

39.                               NovaCare Outpatient Rehabilitation, Inc.

40.                               NovaCare Rehabilitation of Ohio, Inc.

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41.                               NovaCare Rehabilitation, Inc.

42.                               OHRH ES, Inc.

43.                               Pacific Rehabilitation & Sports Medicine, Inc.

44.                               PR Acquisition Corporation

45.                               Pro Active Therapy of North Carolina, Inc.

46.                               Pro Active Therapy of South Carolina, Inc.

47.                               Pro Active Therapy of Virginia, Inc.

48.                               Pro Active Therapy, Inc.

49.                               Professional Sports Care Management, Inc.

50.                               Professional Therapeutic Services, Inc.

51.                               Professional Therapy Systems, Inc.

52.                               PTSMA, Inc.

53.                               RCI (Michigan), Inc.

54.                               RCI (WRS), Inc.

55.                               Regency Hospital Company of Macon, LLC

56.                               Regency Hospital Company of Meridian, L.L.C.

57.                               Regency Hospital Company of South Atlanta, L.L.C.

58.                               Regency Hospital Company of South Carolina, L.L.C.

59.                               Regency Hospital Company, L.L.C.

60.                               Regency Hospital of Cincinnati, LLC

61.                               Regency Hospital of Columbus, LLC

62.                               Regency Hospital of Fort Worth Holdings, LLC

63.                               Regency Hospital of Greenville, LLC

64.                               Regency Hospital of Jackson, LLC

65.                               Regency Hospital of Minneapolis, LLC

66.                               Regency Hospital of North Central Ohio, LLC

67.                               Regency Hospital of Northwest Arkansas, LLC

68.                               Regency Hospital of Northwest Indiana, LLC

69.                               Regency Hospital of Odessa Limited Partner, LLC

70.                               Regency Hospital of Odessa, LLLP

71.                               Regency Hospital of Southern Mississippi, LLC

72.                               Regency Hospital of Toledo, LLC

73.                               Regency Hospitals, LLC

74.                               Regency Management Company, Inc.

75.                               Rehab Provider Network - East I, Inc.

76.                               Rehab Provider Network - East II, Inc.

77.                               Rehab Provider Network - Indiana, Inc.

78.                               Rehab Provider Network - New Jersey, Inc.

79.                               Rehab Provider Network - Pennsylvania, Inc.

80.                               Rehab Provider Network of Colorado, Inc.

81.                               Rehab Provider Network of Florida, Inc.

82.                               Rehab Provider Network of New Mexico, Inc.

83.                               Rehab Provider Network of North Carolina, Inc.

84.                               Rehab Provider Network of South Carolina, Inc.

85.                               Rehab Provider Network of Texas, Inc.

86.                               Rehab Provider Network of Virginia, Inc.

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87.                               Rehab Provider Network-Michigan, Inc.

88.                               Rehab Provider Network-Ohio, Inc.

89.                               RehabClinics (GALAXY), Inc.

90.                               RehabClinics (PTA), Inc.

91.                               RehabClinics (SPT), Inc.

92.                               RehabClinics, Inc.

93.                               Rehabilitation Center of Washington, D.C., Inc.

94.                               RPN of NC, Inc.

95.                               S.T.A.R.T., Inc.

96.                               Select Employment Services, Inc.

97.                               Select Hospital Investors, Inc.

98.                               Select LifeCare Western Michigan, LLC

99.                               Select Medical of Kentucky, Inc.

100.                        Select Medical of Maryland, Inc.

101.                        Select Medical of New York, Inc.

102.                        Select Medical Property Ventures, LLC

103.                        Select Medical Rehabilitation Clinics, Inc.

104.                        Select Medical Rehabilitation Services, Inc.

105.                        Select NovaCare - KOP, Inc.

106.                        Select NovaCare - PBG, Inc.

107.                        Select NovaCare - PIT, Inc.

108.                        Select Physical Therapy Holdings, Inc.

109.                        Select Physical Therapy Limited Partnership for Better Living

110.                        Select Physical Therapy Network Services, Inc.

111.                        Select Physical Therapy of Albuquerque, Ltd.

112.                        Select Physical Therapy of Birmingham, Ltd.

113.                        Select Physical Therapy of Blue Springs Limited Partnership

114.                        Select Physical Therapy of Cave Springs Limited Partnership

115.                        Select Physical Therapy of Chicago, Inc.

116.                        Select Physical Therapy of Colorado Springs Limited Partnership

117.                        Select Physical Therapy of Connecticut Limited Partnership

118.                        Select Physical Therapy of Denver, Ltd.

119.                        Select Physical Therapy of Green Bay Limited Partnership

120.                        Select Physical Therapy of Illinois Limited Partnership

121.                        Select Physical Therapy of Kendall, Ltd.

122.                        Select Physical Therapy of Knoxville Limited Partnership

123.                        Select Physical Therapy of Lorain Limited Partnership

124.                        Select Physical Therapy of Louisville, Ltd.

125.                        Select Physical Therapy of Ohio Limited Partnership

126.                        Select Physical Therapy of Portola Valley Limited Partnership

127.                        Select Physical Therapy of Scottsdale Limited Partnership

128.                        Select Physical Therapy of St. Louis Limited Partnership

129.                        Select Physical Therapy of West Denver Limited Partnership

130.                        Select Physical Therapy Orthopedic Services, Inc.

131.                        Select Physical Therapy Texas Limited Partnership

132.                        Select Provider Networks, Inc.

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133.                        Select Rehabilitation Hospital - Hershey, Inc.

134.                        Select Specialty Hospital - Ann Arbor, Inc.

135.                        Select Specialty Hospital - Arizona, Inc.

136.                        Select Specialty Hospital - Augusta, Inc.

137.                        Select Specialty Hospital - Beech Grove, Inc.

138.                        Select Specialty Hospital - Charleston, Inc.

139.                        Select Specialty Hospital - Cincinnati, Inc.

140.                        Select Specialty Hospital - Colorado Springs, Inc.

141.                        Select Specialty Hospital - Columbus, Inc.

142.                        Select Specialty Hospital - Conroe, Inc.

143.                        Select Specialty Hospital - Dallas, Inc.

144.                        Select Specialty Hospital - Danville, Inc.

145.                        Select Specialty Hospital — Daytona Beach, Inc.

146.                        Select Specialty Hospital - Denver, Inc.

147.                        Select Specialty Hospital - Durham, Inc.

148.                        Select Specialty Hospital - Erie, Inc.

149.                        Select Specialty Hospital - Evansville, Inc.

150.                        Select Specialty Hospital - Flint, Inc.

151.                        Select Specialty Hospital - Fort Smith, Inc.

152.                        Select Specialty Hospital - Fort Wayne, Inc.

153.                        Select Specialty Hospital - Gainesville, Inc.

154.                        Select Specialty Hospital - Greensboro, Inc.

155.                        Select Specialty Hospital - Grosse Pointe, Inc.

156.                        Select Specialty Hospital - Jackson, Inc.

157.                        Select Specialty Hospital - Johnstown, Inc.

158.                        Select Specialty Hospital - Kalamazoo, Inc.

159.                        Select Specialty Hospital - Kansas City, Inc.

160.                        Select Specialty Hospital - Knoxville, Inc.

161.                        Select Specialty Hospital - Laurel Highlands, Inc.

162.                        Select Specialty Hospital - Lexington, Inc.

163.                        Select Specialty Hospital - Lincoln, Inc.

164.                        Select Specialty Hospital - Little Rock, Inc.

165.                        Select Specialty Hospital - Longview, Inc.

166.                        Select Specialty Hospital - Macomb County, Inc.

167.                        Select Specialty Hospital - Madison, Inc.

168.                        Select Specialty Hospital - McKeesport, Inc.

169.                        Select Specialty Hospital - Memphis, Inc.

170.                        Select Specialty Hospital - Milwaukee, Inc.

171.                        Select Specialty Hospital - Nashville, Inc.

172.                        Select Specialty Hospital - North Knoxville, Inc.

173.                        Select Specialty Hospital - Northeast New Jersey, Inc.

174.                        Select Specialty Hospital - Northeast Ohio, Inc.

175.                        Select Specialty Hospital - Northern Kentucky, LLC

176.                        Select Specialty Hospital - Northwest Detroit, Inc.

177.                        Select Specialty Hospital - Oklahoma City, Inc.

178.                        Select Specialty Hospital - Omaha, Inc.

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179.                        Select Specialty Hospital - Orlando, Inc.

180.                        Select Specialty Hospital - Palm Beach, Inc.

181.                        Select Specialty Hospital - Panama City, Inc.

182.                        Select Specialty Hospital - Pensacola, Inc.

183.                        Select Specialty Hospital - Phoenix, Inc.

184.                        Select Specialty Hospital - Pittsburgh/UPMC, Inc.

185.                        Select Specialty Hospital - Pontiac, Inc.

186.                        Select Specialty Hospital - Quad Cities, Inc.

187.                        Select Specialty Hospital - Saginaw, Inc.

188.                        Select Specialty Hospital - San Antonio, Inc.

189.                        Select Specialty Hospital - Savannah, Inc.

190.                        Select Specialty Hospital - Sioux Falls, Inc.

191.                        Select Specialty Hospital - South Dallas, Inc.

192.                        Select Specialty Hospital - Springfield, Inc.

193.                        Select Specialty Hospital - Tallahassee, Inc.

194.                        Select Specialty Hospital - Topeka, Inc.

195.                        Select Specialty Hospital - TriCities, Inc.

196.                        Select Specialty Hospital - Tulsa, Inc.

197.                        Select Specialty Hospital - Tulsa/Midtown, LLC

198.                        Select Specialty Hospital - Western Michigan, Inc.

199.                        Select Specialty Hospital - Western Missouri, Inc.

200.                        Select Specialty Hospital - Wichita, Inc.

201.                        Select Specialty Hospital - Wilmington, Inc.

202.                        Select Specialty Hospital — Winston - Salem, Inc.

203.                        Select Specialty Hospital - Youngstown, Inc.

204.                        Select Specialty Hospital - Zanesville, Inc.

205.                        Select Specialty Hospitals, Inc.

206.                        Select Subsidiaries, Inc.

207.                        Select Synergos, Inc.

208.                        Select Transport, Inc.

209.                        Select Unit Management, Inc.

210.                        SelectMark, Inc.

211.                        SemperCare, Inc.

212.                        SLMC Finance Corporation

213.                        Sports & Orthopedic Rehabilitation Services, Inc.

214.                        The Rehab Group, Inc.

215.                        The Rehab Group-Murfreesboro, LLC

216.                        Theraworks, Inc.

217.                        Victoria Healthcare, Inc.

218.                        West Gables Rehabilitation Hospital, L.L.C.

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SCHEDULE II
TO ADDITIONAL CREDIT EXTENSION AMENDMENT

Name of Lender	Type of Commitment	Amount
J.P. Morgan Chase Bank N.A.	Series F Tranche B Term Loan Commitment	$625,000,000.00
		$625,000,000.00

S-II-1